                                                                       ITEM 10.9

                                    AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             GGP LIMITED PARTNERSHIP

         THIS AMENDMENT (the "Amendment") is made and entered into on December 11, 2003, by and among the undersigned parties.

                              W I T N E S S E T H:

         WHEREAS, a Delaware limited partnership known as GGP Limited Partnership (the "Partnership") exists pursuant to that certain Second Amended and Restated Agreement of Limited Partnership of GGP Limited Partnership dated as of April 1, 1998, as amended (the "Second Restated Partnership Agreement"), and the Delaware Revised Uniform Limited Partnership Act;

         WHEREAS, General Growth Properties, Inc., a Delaware corporation, is the general partner of the Partnership (the "General Partner");

         WHEREAS, upon the closing of the transactions contemplated pursuant to that certain Contribution and Sale Agreement dated as of November 26, 2003, among the Partnership, Everitt Enterprises, Inc., a Colorado corporation (the "New Limited Partner"), Westcor Limited Partnership, an Arizona limited partnership, Foothills Mall, LLP, a Colorado limited liability partnership and the other parties thereto (the "Purchase Agreement"), the New Limited Partner is to receive Series D Preferred Units (as defined below);

         WHEREAS, the parties hereto, being the sole general partner of the Partnership, the holders of a Majority-in-Interest of the Common Units and the New Limited Partner, desire to amend the Second Restated Partnership Agreement to effect the creation and issuance of the Series D Preferred Units and to reflect certain other understandings among them as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. CAPITALIZED TERMS. Capitalized terms used but not defined herein (including without limitation in attached Schedule A) shall have the definitions assigned to such terms in the Second Restated Partnership Agreement, as amended hereby.

         2. ESTABLISHMENT AND ISSUANCE OF SERIES D PREFERRED UNITS. A new series of Preferred Units designated as the "6.5% Series D Cumulative Convertible Preferred Units" (the "Series D Preferred Units") is hereby established and shall have such rights, preferences, limitations and qualifications as are described on Schedule A, attached hereto and by this reference made a part hereof (in addition to the rights, preferences, limitations and qualifications contained in the Second Restated Partnership Agreement to the extent applicable). Pursuant to the Purchase Agreement, the Partnership hereby issues to the New Limited Partner the number of Series D Preferred Units set forth opposite its name on Exhibit A, attached hereto and by this reference made a part hereof. The Capital Contribution made by the New Limited Partner shall be deemed to be $50 per Series D Preferred Unit. The New Limited Partner is hereby admitted as a Limited Partner in respect of the Series D Preferred Units issued to it, and the New Limited Partner hereby agrees to be bound by the provisions of the Second Restated Partnership Agreement, as the same is amended hereby and as the same may be amended from time to time, with respect to such Series D Preferred Units (including without limitation the provisions of Sections 8.2, 8.4, 9.1, 9.2 and 9.3 thereof).

         3. NEW EXHIBIT A. Exhibit A to the Second Restated Partnership Agreement, identifying the Partners, the number and class or series of Units owned by them and their respective Percentage Interests, if any, is hereby deleted in its entirety and the Exhibit A in the form attached hereto is hereby inserted in its place and stead.

         4. ALLOCATIONS. Exhibit C of the Second Restated Partnership Agreement, describing the allocations of the Net Income, Net Loss and/or other Partnership items, is hereby deleted in its entirety and the Exhibit C in the form attached hereto is hereby inserted in its place and stead.

         5. OTHER PROVISIONS UNAFFECTED. Except as expressly amended hereby, the Second Restated Partnership Agreement shall remain in full force and effect in accordance with its terms.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first above written.

GENERAL PARTNER:

GENERAL GROWTH PROPERTIES, INC.,
a Delaware corporation

By:      /s/ Joel Bayer
         --------------------------------------------
         Joel Bayer, Senior Vice President and
         Chief Investment Officer

LIMITED PARTNERS:

M.B. CAPITAL PARTNERS III, a South
Dakota general partnership

By:      GENERAL TRUST COMPANY, not
         individually but solely as Trustee
         of Martin Investment Trust G, a partner

         By:   /s/ Marshall E. Eisenberg
               --------------------------------------
              Marshall E. Eisenberg, President

NEW LIMITED PARTNER:

EVERITT ENTERPRISES, INC., a Colorado
corporation

By:   /s/ Alan C. Line
      -----------------------------
      Name:  Alan C. Line
      Title: Treasurer

                                    EXHIBIT A

                                    PARTNERS

                                  SEE ATTACHED

                                                                       EXHIBIT A

                                                                                                        NUMBER OF
                                                           NUMBER OF           PERCENTAGE                SERIES A
                                                         COMMON UNITS           INTEREST              PREFERRED UNITS
                                                         ------------           --------              ---------------
General Partner:
General Growth Properties, Inc.                          216,658,419.5826         79.5440                 0.0000

Limited Partners:
M.B. Capital Partners III                                 46,690,280.8905         17.1419                 0.0000
Stanley Richards Revocable Trust                             449,119.1814          0.1649                 0.0000
Joe W. Lowrance                                              172,860.0000          0.0635                 0.0000
LWLDA Limited Partnership                                    135,669.0000          0.0498                 0.0000
Brent M. Milgrom                                             172,860.0000          0.0635                 0.0000
GDC/A&B Limited Partnership                                  135,669.0000          0.0498                 0.0000
Edward S. Brown                                               75,000.0000          0.0275                 0.0000
Lawrence A. Brown                                             52,941.0000          0.0194                 0.0000
Merrill H.J. Roth                                             87,072.0000          0.0320                 0.0000
The Roth Family Limited Partnership                           66,924.0000          0.0246                 0.0000
Joseph Straus, Jr.                                           234,051.0000          0.0859                 0.0000
Warren Weiner and Penny Weiner,
Husband and Wife, as Tenants-by-the
Entirety                                                      47,566.5000          0.0175                 0.0000
Joint Revocable Trust of Marvin Rounick
and Judy Rounick                                              47,566.5000          0.0175                 0.0000
Marvin Rounick and Judy  Rounick,
Husband and Wife, as Tenants-by-the
Entirety                                                     167,010.0000          0.0613                 0.0000
Joint Revocable Trust of Warren and
Penny Weiner                                                  55,671.0000          0.0204                 0.0000

Irrevocable Trust of Warren Weiner dated
January 24, 1978 F/B/O Robyn Weiner                           55,671.0000          0.0204                 0.0000

Irrevocable Trust of Warren Weiner dated
January 24, 1978 F/B/O Kimberly Weiner                        55,671.0000          0.0204                 0.0000
Sidney Forbes                                              1,789,587.0000          0.6570                 0.0000
The Frankel Group                                            346,797.0000          0.1273                 0.0000
Avern Cohn                                                   173,397.0000          0.0637                 0.0000
Rita Haddow                                                  173,397.0000          0.0637                 0.0000
G. Thomas York                                                17,781.0000          0.0065                 0.0000
Michael Hartz                                                 44,454.0000          0.0163                 0.0000
Wilson M. Carter                                              31,818.7500          0.0117                 0.0000
James W. Beale                                                53,031.0000          0.0195                 0.0000
Daniel B. Rather                                             108,606.0000          0.0399                 0.0000
James B. Carson, Jr.                                         104,046.0000          0.0382                 0.0000
William A. Mitchell, Jr.                                      10,605.0000          0.0039                 0.0000
MP, Ltd.                                                     163,440.0000          0.0600                 0.0000
Peter D. Leibowits                                         1,556,499.0000          0.5715                 0.0000
James Carpenter                                               65,838.0000          0.0242                 0.0000
John Hachen                                                    8,190.0000          0.0030                 0.0000
Robert Klausner                                               32,748.0000          0.0120                 0.0000

                                                                NUMBER OF            NUMBER OF             NUMBER OF
                                                                SERIES B             SERIES C              SERIES D
                                                             PREFERRED UNITS      PREFERRED UNITS       PREFERRED UNITS
                                                             ---------------      ---------------       ---------------
General Partner:
General Growth Properties, Inc.                                0.0000               0.0000                 0.0000

Limited Partners:
M.B. Capital Partners III                                      0.0000               0.0000                 0.0000
Stanley Richards Revocable Trust                               0.0000               0.0000                 0.0000
Joe W. Lowrance                                                0.0000               0.0000                 0.0000
LWLDA Limited Partnership                                      0.0000               0.0000                 0.0000
Brent M. Milgrom                                               0.0000               0.0000                 0.0000
GDC/A&B Limited Partnership                                    0.0000               0.0000                 0.0000
Edward S. Brown                                                0.0000               0.0000                 0.0000
Lawrence A. Brown                                              0.0000               0.0000                 0.0000
Merrill H.J. Roth                                              0.0000               0.0000                 0.0000
The Roth Family Limited Partnership                            0.0000               0.0000                 0.0000
Joseph Straus, Jr.                                             0.0000               0.0000                 0.0000
Warren Weiner and Penny Weiner,
Husband and Wife, as Tenants-by-the
Entirety                                                       0.0000               0.0000                 0.0000
Joint Revocable Trust of Marvin Rounick
and Judy Rounick                                               0.0000               0.0000                 0.0000
Marvin Rounick and Judy  Rounick,
Husband and Wife, as Tenants-by-the
Entirety                                                       0.0000               0.0000                 0.0000
Joint Revocable Trust of Warren and
Penny Weiner                                                   0.0000               0.0000                 0.0000

Irrevocable Trust of Warren Weiner dated
January 24, 1978 F/B/O Robyn Weiner                            0.0000               0.0000                 0.0000

Irrevocable Trust of Warren Weiner dated
January 24, 1978 F/B/O Kimberly Weiner                         0.0000               0.0000                 0.0000
Sidney Forbes                                                  0.0000               0.0000                 0.0000
The Frankel Group                                              0.0000               0.0000                 0.0000
Avern Cohn                                                     0.0000               0.0000                 0.0000
Rita Haddow                                                    0.0000               0.0000                 0.0000
G. Thomas York                                                 0.0000               0.0000                 0.0000
Michael Hartz                                                  0.0000               0.0000                 0.0000
Wilson M. Carter                                               0.0000               0.0000                 0.0000
James W. Beale                                                 0.0000               0.0000                 0.0000
Daniel B. Rather                                               0.0000               0.0000                 0.0000
James B. Carson, Jr.                                           0.0000               0.0000                 0.0000
William A. Mitchell, Jr.                                       0.0000               0.0000                 0.0000
MP, Ltd.                                                       0.0000               0.0000                 0.0000
Peter D. Leibowits                                             0.0000               0.0000                 0.0000
James Carpenter                                                0.0000               0.0000                 0.0000
John Hachen                                                    0.0000               0.0000                 0.0000
Robert Klausner                                                0.0000               0.0000                 0.0000

                                                                       EXHIBIT A

                                                                                                        NUMBER OF
                                                           NUMBER OF           PERCENTAGE                SERIES A
                                                         COMMON UNITS           INTEREST              PREFERRED UNITS
                                                         ------------           --------              ---------------
Donald B. May                                                 16,572.0000          0.0061                 0.0000
Bonnie Primack                                               162,063.0000          0.0595                 0.0000
Samuel Primack                                                97,278.0000          0.0357                 0.0000
Sheldon Silverman                                             73,980.0000          0.0272                 0.0000
Lindsay Faith May Trust, Ian D.
Gardenswartz Tustee                                           48,639.0000          0.0179                 0.0000
Cyd Primack                                                  162,063.0000          0.0595                 0.0000
Donald Kay                                                     8,286.0000          0.0030                 0.0000
Benjamin May Trust, Ian D.
Gardenswartz Trustee                                          48,639.0000          0.0179                 0.0000
Jordan Perlmutter                                            197,286.0000          0.0724                 0.0000
Essie Perlmutter                                              98,643.0000          0.0362                 0.0000
Carol R. Berka                                                 7,500.0000          0.0028                 0.0000
Robert W. Specht, Jr.                                         11,025.0000          0.0040                 0.0000
Kathryn M. Burke (Palmer) Trust                               12,036.0000          0.0044                 0.0000
Gregory Specht                                                13,500.0000          0.0050                 0.0000
The Grandchildren's Trust,  William S.
Silverman Trustee                                             65,754.0000          0.0241                 0.0000
O'Connor Realty Investors II, L.P.                            34,224.0000          0.0126                 0.0000
O'Connor Associates L.P.                                     732,483.0000          0.2689                 0.0000
Estate of Edward J. DeBartolo                                 84,381.0000          0.0310
Glenn J. Rufrano                                              66,138.0000          0.0243                 0.0000
B.C.O.P. Associates L.P.                                      78,174.0000          0.0287                 0.0000
CMS/Valley Forge Real Estate Opportunity Fund, L.P.           22,557.0000          0.0083                 0.0000
Harry J. Butler, Jr.                                         235,206.0000          0.0864                 0.0000
Scott P. Sealy                                                32,181.0000          0.0118                 0.0000
Mark P. Sealy                                                 17,466.0000          0.0064                 0.0000
Gwen B. Sealy                                                  4,599.0000          0.0017                 0.0000
Scott P. Sealy, Trustee for the  J. Pollard
Sealy Trust for Scott P. Sealy                                   921.0000          0.0003                 0.0000

Scott P. Sealy, Trustee for the  J. Pollard
Sealy Trust for Laura Celeste Sealy Curtis                       924.0000          0.0003                 0.0000
Scott P. Sealy, Trustee for the J. Pollard
Sealy Trust for Mark P. Sealy                                    921.0000          0.0003                 0.0000

Scott P. Sealy, Trustee for the  J. Pollard
Sealy Trust for Lisa Wood Sealy Hollier                          924.0000          0.0003                 0.0000
Scott P. Sealy, Trustee for the J. Pollard
Sealy Trust for Sue Sealy Geren                                  924.0000          0.0003                 0.0000
Cache Valley Mall Partnership, Ltd.                                0.0000          0.0000                 0.0000
Burke Cloward                                                      0.0000          0.0000                 0.0000
Alan Cordano                                                       0.0000          0.0000                 0.0000
James Cordano                                                      0.0000          0.0000                 0.0000
Gregory Curtis                                                     0.0000          0.0000                 0.0000
Fairfax Holding, LLC                                               0.0000          0.0000                 0.0000
G. Rex Frazier                                                     0.0000          0.0000                 0.0000
Michael Frei                                                       0.0000          0.0000                 0.0000

                                                            NUMBER OF                NUMBER OF             NUMBER OF
                                                            SERIES B                 SERIES C              SERIES D
                                                         PREFERRED UNITS          PREFERRED UNITS       PREFERRED UNITS
                                                         ---------------          ---------------       ---------------
Donald B. May                                                  0.0000               0.0000                 0.0000
Bonnie Primack                                                 0.0000               0.0000                 0.0000
Samuel Primack                                                 0.0000               0.0000                 0.0000
Sheldon Silverman                                              0.0000               0.0000                 0.0000
Lindsay Faith May Trust, Ian D.
Gardenswartz Tustee                                            0.0000               0.0000                 0.0000
Cyd Primack                                                    0.0000               0.0000                 0.0000
Donald Kay                                                     0.0000               0.0000                 0.0000
Benjamin May Trust, Ian D.
Gardenswartz Trustee                                           0.0000               0.0000                 0.0000
Jordan Perlmutter                                              0.0000               0.0000                 0.0000
Essie Perlmutter                                               0.0000               0.0000                 0.0000
Carol R. Berka                                                 0.0000               0.0000                 0.0000
Robert W. Specht, Jr.                                          0.0000               0.0000                 0.0000
Kathryn M. Burke (Palmer) Trust                                0.0000               0.0000                 0.0000
Gregory Specht                                                 0.0000               0.0000                 0.0000
The Grandchildren's Trust,  William S.
Silverman Trustee                                              0.0000               0.0000                 0.0000
O'Connor Realty Investors II, L.P.                             0.0000               0.0000                 0.0000
O'Connor Associates L.P.                                       0.0000               0.0000                 0.0000
Estate of Edward J. DeBartolo
Glenn J. Rufrano                                               0.0000               0.0000                 0.0000
B.C.O.P. Associates L.P.                                       0.0000               0.0000                 0.0000
CMS/Valley Forge Real Estate Opportunity Fund, L.P.            0.0000               0.0000                 0.0000
Harry J. Butler, Jr.                                           0.0000               0.0000                 0.0000
Scott P. Sealy                                                 0.0000               0.0000                 0.0000
Mark P. Sealy                                                  0.0000               0.0000                 0.0000
Gwen B. Sealy                                                  0.0000               0.0000                 0.0000
Scott P. Sealy, Trustee for the  J. Pollard
Sealy Trust for Scott P. Sealy                                 0.0000               0.0000                 0.0000

Scott P. Sealy, Trustee for the  J. Pollard
Sealy Trust for Laura Celeste Sealy Curtis                     0.0000               0.0000                 0.0000
Scott P. Sealy, Trustee for the J. Pollard
Sealy Trust for Mark P. Sealy                                  0.0000               0.0000                 0.0000

Scott P. Sealy, Trustee for the  J. Pollard
Sealy Trust for Lisa Wood Sealy Hollier                        0.0000               0.0000                 0.0000
Scott P. Sealy, Trustee for the J. Pollard
Sealy Trust for Sue Sealy Geren                                0.0000               0.0000                 0.0000
Cache Valley Mall Partnership, Ltd.                      165,224.4840               0.0000                 0.0000
Burke Cloward                                             18,510.1200               0.0000                 0.0000
Alan Cordano                                                 399.3300               0.0000                 0.0000
James Cordano                                                799.1820               0.0000                 0.0000
Gregory Curtis                                             1,370.2500               0.0000                 0.0000
Fairfax Holding, LLC                                     926,920.0980               0.0000                 0.0000
G. Rex Frazier                                            16,576.6320               0.0000                 0.0000
Michael Frei                                               8,044.5420               0.0000                 0.0000

                                                                       EXHIBIT A

                                                                                                        NUMBER OF
                                                           NUMBER OF           PERCENTAGE                SERIES A
                                                         COMMON UNITS           INTEREST              PREFERRED UNITS
                                                         ------------           --------              ---------------
Hall Investment Company                                            0.0000          0.0000                 0.0000
Kenneth Hansen                                                     0.0000          0.0000                 0.0000
King American Hospital, Ltd.                                       0.0000          0.0000                 0.0000
Florence King                                                      0.0000          0.0000                 0.0000
Warren P. King                                                     0.0000          0.0000                 0.0000
Paul K. Mendenhall                                                 0.0000          0.0000                 0.0000
Tom Mulkey                                                         0.0000          0.0000                 0.0000

North Plains Development Company, Ltd.                             0.0000          0.0000                 0.0000
North Plains Land Company, Ltd.                                    0.0000          0.0000                 0.0000
Carl E. Olson                                                      0.0000          0.0000                 0.0000
Martin G. Peterson                                                 0.0000          0.0000                 0.0000
Pine Ridge Land Company, Ltd.                                      0.0000          0.0000                 0.0000
Price Fremont Company, Ltd.                                        0.0000          0.0000                 0.0000
Deirda Price                                                       0.0000          0.0000                 0.0000
John Price                                                         0.0000          0.0000                 0.0000
Steven Price                                                       0.0000          0.0000                 0.0000

Red Cliffs Mall Investment Company, Ltd.                           0.0000          0.0000                 0.0000
Taycor, Ltd.                                                       0.0000          0.0000                 0.0000
Jennifer Wallin                                                    0.0000          0.0000                 0.0000
Keith Whatcott                                                     0.0000          0.0000                 0.0000
Lena Wilcher as Trustee of the Lena
Wilcher Revocable Trust                                            0.0000          0.0000                 0.0000
JSG, LLC                                                           0.0000          0.0000                 0.0000
Everitt Enterprises, Inc.                                          0.0000          0.0000                 0.0000

Total Units:                                             272,375,543.4045        100.0000                 0.0000

                                                            NUMBER OF              NUMBER OF              NUMBER OF
                                                            SERIES B               SERIES C               SERIES D
                                                         PREFERRED UNITS        PREFERRED UNITS        PREFERRED UNITS
                                                         ---------------        ---------------        ---------------
Hall Investment Company                                     13,016.0700               0.0000                 0.0000
Kenneth Hansen                                               2,663.2440               0.0000                 0.0000
King American Hospital, Ltd.                                26,485.7580               0.0000                 0.0000
Florence King                                                8,465.7960               0.0000                 0.0000
Warren P. King                                               3,392.4780               0.0000                 0.0000
Paul K. Mendenhall                                           3,751.6140               0.0000                 0.0000
Tom Mulkey                                                   1,717.9020               0.0000                 0.0000

North Plains Development Company, Ltd.                       9,935.2260               0.0000                 0.0000
North Plains Land Company, Ltd.                                917.6760               0.0000                 0.0000
Carl E. Olson                                                2,174.6520               0.0000                 0.0000
Martin G. Peterson                                          10,428.5160               0.0000                 0.0000
Pine Ridge Land Company, Ltd.                                2,701.8720               0.0000                 0.0000
Price Fremont Company, Ltd.                                 82,364.8140               0.0000                 0.0000
Deirda Price                                                   226.0260               0.0000                 0.0000
John Price                                                     766.2960               0.0000                 0.0000
Steven Price                                                 1,446.9840               0.0000                 0.0000

Red Cliffs Mall Investment Company, Ltd.                    76,910.9580               0.0000                 0.0000
Taycor, Ltd.                                                17,226.0000               0.0000                 0.0000
Jennifer Wallin                                                226.0260               0.0000                 0.0000
Keith Whatcott                                              18,510.1200               0.0000                 0.0000
Lena Wilcher as Trustee of the Lena
Wilcher Revocable Trust                                      5,220.0000               0.0000                 0.0000
JSG, LLC                                                         0.0000         822,626.0284                 0.0000
Everitt Enterprises, Inc.                                        0.0000               0.0000           532,749.6574

Total Units:                                             1,426,392.6660         822,626.0284           532,749.6574

                                    EXHIBIT C

                                   ALLOCATIONS

1.       Allocation of Net Income and Net Loss.

         (a) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

                  (1) First, to the General Partner to the extent the cumulative Net Loss allocated to the General Partner pursuant to subparagraph (b)(5) below exceeds the cumulative Net Income allocated to the General Partner pursuant to this subparagraph (a)(1);

                  (2) Second, to each Partner in proportion to and to the extent of the amount by which the cumulative Net Loss allocated to such Partner pursuant to subparagraph (b)(4) exceeds the cumulative Net Income allocated to such Partner pursuant to this subparagraph (a)(2);

                  (3) Third, to the General Partner until the cumulative Net Income allocated to the General Partner pursuant to this subparagraph (a)(3) equals the cumulative Net Loss allocated to the General Partner pursuant to subparagraph (b)(3);

                  (4) Fourth, to each holder of Preferred Units other than the Series D Preferred Units to the extent of and in proportion to the excess of (I) the cumulative amount of distributions made in respect of such Preferred Units, reduced by in the case of the Series B Preferred Units the cumulative Common Unit Reallocated Amounts, and increased by in the case of the Series B Preferred Units the cumulative Series B Preferred Unit Reallocated Amounts, pursuant to the provisos below, over (II) the cumulative amount of Net Income allocated to each holder of Preferred Units pursuant to this subparagraph (a)(4) and subparagraph (a)(5) for such period and all prior periods reduced by the cumulative amount of Net Loss allocated to such holder of Preferred Units pursuant to subparagraph (b)(2) below for all prior periods; provided, however, that in the event the cumulative Net Income allocable to the holders of the Common Units pursuant to this subparagraph (a)(4) and subparagraph (a)(5) below for such period and all prior periods (before application of this proviso for such period) exceeds the cumulative distributions made to the holders of Common Units with respect to such Units for such period and all prior periods, the Series B Preferred Unit Reallocated Amount shall be reallocated pro rata to the holders of Series B Preferred Units; and

                  (5) Thereafter, to the holders of Common Units pro rata in accordance with their Percentage Interests; provided, however, that in the event the cumulative distributions made to the holders of Common Units with respect to such Units for such period and all prior periods exceed the cumulative Net Income allocable to the holders of the Common Units pursuant to subparagraph (a)(4) and this subparagraph (a)(5) for such period and all prior periods (before application of this proviso for such period), the Common Unit Reallocated Amount shall be reallocated pro rata to the holders of Common Units.

         The term "Common Unit Reallocated Amount" shall mean an amount equal to the difference between (I) the amount of Net Income allocable to the Series B Preferred Units pursuant to subparagraph (a)(4) with respect to such fiscal year or other period, and (II) the product obtained by multiplying (A) a fraction, the numerator of which is the number of the Common Units into which the Series B Preferred Units are convertible and the denominator of which is the sum of the number of Common Units into which the Series B Preferred Units are convertible plus the number of Common Units and (B) the sum of (i) the Net Income allocable to the Series B Preferred Units pursuant to subparagraph (a)(4) with respect to such fiscal year or other period and (ii) the Net Income allocable to the Common Units pursuant to subparagraph (a)(5) with respect to such fiscal year or other period. The Common Unit Reallocated Amount shall be calculated based on the amounts of Net Income allocable under subparagraphs (a)(4) and (a)(5) prior to the application of the provisos contained in such subparagraphs with respect to such fiscal year or other period.

         The term "Series B Preferred Unit Reallocated Amount" shall mean the difference between (I) the amount of Net Income allocable to the Common Units pursuant to subparagraph (a)(5) with respect to such fiscal year or other period, and (II) the product obtained by multiplying (A) a fraction, the numerator of which is the number of Common Units and the denominator of which is the sum of the number of Common Units into which the Series B Preferred Units are convertible plus the number of Common Units and (B) the sum of (i) Net Income allocable to the Series B Preferred Units pursuant to subparagraph (a)(4) with respect to such fiscal year or other period and (ii) the Net Income allocable to the Common Units pursuant to this subparagraph (a)(5) with respect to such fiscal year or other period; provided, however, that to the extent the allocation of the Series B Preferred Unit Reallocated Amount to the holders of Series B Preferred Units would cause such holders on a cumulative basis to have been allocated Net Income in excess of distributions, the Series B Preferred Unit Reallocated Amount shall be reduced by such excess. The Series B Preferred Unit Reallocated Amount shall be calculated based on the amounts of Net Income allocable pursuant to subparagraphs (a)(4) and (a)(5) prior to the application of the provisos contained in such subparagraphs with respect to such fiscal year or other period.

         It is the intention of the parties that the application of subparagraphs (a)(4) and (a)(5) above will result in corresponding return of capital distributions (per Unit) to the Series B Preferred Units (on an as-converted basis) and Common Units on a cumulative basis and shall be applied and interpreted consistently therewith.

                  In allocating Net Income for each fiscal year or period, for all purposes of this Section 1(a) (including for purposes of determining the "Percentage Interests" of the holders of both the Common Units and the Series D Preferred Units), the holders of the Series D Preferred Units shall be treated as though they held that number of Common Units into which their Series D Preferred Units were convertible, as determined from time to time during such fiscal year or period.

         (b) Net Loss. Except as otherwise provided herein, Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

                  (1) First, to the holders of Common Units, in proportion to their respective Percentage Interests provided that the Net Loss allocated to a holder of Common Units pursuant to this Section (b)(1) shall not exceed the maximum amount of Net Loss that can be allocated without causing a holder of Common Units to have an Adjusted Capital Account Deficit (excluding for this purpose any increase to such Adjusted Capital Account Deficit for a holder's actual obligation to fund a deficit Capital Account balance, including the obligation of an Obligated Partner to fund a deficit Capital Account Balance pursuant to
         Section 7.8 hereof and also excluding for this purpose the balance of such holder's Capital Account attributable to such holder's Preferred Units, if any);

                  (2) Second, to the holders of Preferred Units in proportion to each such holder's Capital Account balance in such Preferred Units, provided that the Net Loss allocated to a holder of Preferred Units pursuant to this Section (b)(2) shall not exceed the maximum amount of Net Loss that can be allocated without causing any holder of Preferred Units to have an Adjusted Capital Account Deficit (excluding for this purpose any increase to such Adjusted Capital Account Deficit for a holder's actual obligation to fund a deficit Capital Account balance, including the obligation of an Obligated Partner to fund a deficit Capital Account Balance pursuant to Section
         7.8 hereof);

                  (3) Third, to the General Partner, until the General Partner's Adjusted Capital Account Deficit (excluding for this purpose any increase to such Adjusted Capital Account Deficit for the obligation of the General Partner to actually fund a deficit Capital Account balance, including any deemed obligation pursuant to Regulation
         Section 1.704-(1)(b)(2)(ii)(c)) equals the excess of (i) the amount of Recourse Liabilities over (ii) the Aggregate Protected Amount;

                  (4) Fourth, to the Obligated Partners, in proportion to their respective Protected Amounts, until such time as the Obligated Partners have been allocated an aggregate amount of Net Loss pursuant to this subparagraph (b)(4) equal to the Aggregate Protected Amount; and

                  (5)      Thereafter, to the General Partner.

2.       Special Allocations.

         Notwithstanding any provisions of paragraph 1 of this Exhibit C, the following special allocations shall be made in the following order:

         (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

         (b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

         (c) Qualified Income Offset. In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         (d) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

         (e) Allocations With Respect to Preferred Unit Redemptions. After giving effect to the special allocations set forth above, Net Income of the Partnership shall be allocated to the holders of Preferred Units, at the time of redemption of such Preferred Units (other than in the case of a redemption occurring pursuant to a final liquidation of the Partnership), in an amount equal to the portion of any redemption distribution that exceeds the Liquidation Preference Amount (other than any accrued but unpaid distribution thereon) per Preferred Unit established for such Preferred Unit in the applicable Preferred Unit designation. The character of the items of Net Income allocated to the holders of Preferred Units pursuant to this subparagraph (e) shall proportionately reflect the relative amounts of the items of Partnership income and gain as determined for federal income tax purposes under Section 703(a) of the Code.

         (f) Tax Treatment of Conversion of Preferred Units. Upon conversion of a Preferred Unit(s) into Common Unit(s), the Company will specially allocate to the converting Partner any Net Income or Net Loss attributable to an adjustment of Gross Asset Values under subparagraph (b) of the definition of "Gross Asset Value" until the portion of such Partner's Capital Account attributable to each Common Unit received upon conversion equals the Capital

Account attributable to a Common Unit at the time of conversion. To the extent that such allocation is insufficient to bring the portion of the Capital Account attributable to each Common Unit received upon conversion by the converting Partner to the Capital Account attributable to a Common Unit at the time of conversion, a portion of the Capital Account of the non-converting Partners will be shifted, pro rata in accordance with their relative Capital Account balances, to the converted Partner and such transaction shall be treated by the Partnership and the Converting Partner as a transaction defined in Section 721 of the Code.

         (g) Curative Allocations. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under paragraphs 1 and 2 of this Exhibit C shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This subparagraph
(g) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under subparagraphs 2(a) through (d).

3.       Tax Allocations.

         (a) Generally. Subject to paragraphs (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

         (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

         (c) Allocations Respecting Section 704(c) and Revaluations; Curative Allocations Resulting from the Ceiling Rule. Notwithstanding paragraph
(b) hereof, Tax Items with respect to Partnership property that is subject to Code Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f) (collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be. The allocation of Tax Items shall be in accordance with the "traditional method" set forth in Treas. Reg. ss.1.704-3(b)(1), unless otherwise determined by the General Partner, and shall be subject to the ceiling rule stated in Regulation
Section 1.704-3(b)(1). The General Partner is authorized to specially allocate Tax Items (other than Section 704(c) Tax Items) to cure for the effect of the ceiling rule. The intent of this Section 3(c) is that each Partner who contributed to the capital of the

Partnership a partnership interest in an existing Property Partnership will bear, through reduced allocations of depreciation and increased allocations of gain or other items, the tax detriments associated with any precontribution gain and this Section 3(c) shall be interpreted consistently with such intent.

4.       Allocations Upon Final Liquidation.

         With respect to the fiscal year in which the final liquidation of the Partnership occurs in accordance with Section 7.2 of the Agreement, and notwithstanding any other provision of Sections 1, 2, or 3 hereof, items of Partnership income, gain, loss and deduction shall be specially allocated to the Partners in such amounts and priorities as are necessary so that the positive capital accounts of the Partners shall, as closely as possible, equal the amounts that will be distributed to the Partners pursuant to Section 7.2.

                                   SCHEDULE A

         1. DEFINITIONS. As used in this Schedule, the following terms shall have the meanings set forth below, unless the context otherwise requires:

         "Common Unit Value" shall mean, with respect to any trading day, the trading price of a share of Common Stock (calculated based on the average of the intra-day high and low and subject to adjustment in the event that the exchange ratio between Common Units and shares of Common Stock is not one-to-one or other adjustments if the kind or amount of securities into which Common Units can be converted or exchanged (as provided in the Redemption Rights Agreement, dated the date hereof) changes after the date hereof).

         "Distribution Payment Date" shall mean, with respect to any Distribution Period, the payment date for the distribution declared by the General Partner on its Common Units for such Distribution Period or, if no such distribution payment date is established, the last business day of the first full month following such Distribution Period.

         "Distribution Period" shall mean the quarterly period that is then the distribution period with respect to the Common Units or, if no such distribution period is established, the calendar quarter shall be the Distribution Period; provided that (a) the initial Distribution Period shall commence on date hereof and end on and include December 31, 2003 and (b) the Distribution Period in which the final liquidation payment is made pursuant to Section 7.2 of the Second Restated Partnership Agreement shall commence on the first day following the immediately preceding Distribution Period and end on the date of such final liquidation payment.

         "Fair Market Value" shall mean the average of the daily Closing Price during the ten consecutive Trading Days ending on the business day immediately preceding the day in question with respect to the issuance or distribution requiring such computation (subject to appropriate adjustment in the event that the exchange ratio between Common Units and shares of Common Stock is not one-to-one).

         "Relevant Distribution Periods" shall mean (i) each of the three (3) consecutive Distribution Periods the last of which ends during the 90-day period referred to in the last paragraph of Section 7(b) and (ii) the next immediately following Distribution Period after the third Distribution Period described in clause (i) above.

         "Tenth Anniversary Date" shall mean the tenth anniversary of the date hereof.

         2. DESIGNATION AND NUMBER; ETC. The Series D Preferred Units have been established and shall have such rights, preferences, limitations and qualifications as are described herein (in addition to the rights, preferences, limitations and qualifications contained in the Second Restated Partnership Agreement to the extent applicable). The authorized number of Series D Preferred Units shall be 532,749.6574. Notwithstanding anything to the contrary contained herein, in the event of a conflict between the provisions of this Schedule A and any other provision of the Second Restated Partnership Agreement, the provisions of this Schedule A shall control.

         3. RANK. The Series D Preferred Units shall, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, rank as follows:

         (a) senior to all classes or series of Common Units and to all Units the terms of which provide that such Units shall rank junior to the Series D Preferred Units;

         (b) on a parity with the Series B Preferred Units, Series C Preferred Units and each other series of Preferred Units issued by the Partnership which does not provide by its express terms that it ranks junior or senior in right of payment to the Series D Preferred Units with respect to payment of distributions or amounts upon liquidation, dissolution or winding-up; and

         (c) junior to any class or series of Preferred Units issued by the Partnership that ranks senior to the Series D Preferred Units and has been approved in accordance with Section 4 of this Schedule A.

         4.       VOTING.

         (a) Holders of Series D Preferred Units shall not have any voting rights, except as required by applicable law or as described below in this
Section 4.

         (b) So long as any Series D Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote or consent of the holders of at least a majority of the Series D Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create, issue or increase the authorized or issued amount of, any class or series of partnership interests in the Partnership ranking senior to the Series D Preferred Units with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership or reclassify any Common Units into such partnership interests, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such partnership interests; or (ii) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger or consolidation or otherwise (an "Event"), so as to negate the provisions of clause (i) or (ii) of this paragraph or so as to materially and adversely affect any special right, preference, privilege or voting power of the Series D Preferred Units or the holders thereof that is contained in this Schedule A. Notwithstanding anything to the contrary contained herein, each of the following shall be deemed not to (i) materially and adversely affect any such special right, preference, privilege or voting power or (ii) otherwise require the vote or consent of the holders of the Series D Preferred Units: (X) the occurrence of any merger, consolidation, entity conversion, unit exchange, recapitalization of the Common Units or other business combination or reorganization, so long as either (1) the Partnership is the surviving entity and the Series D Preferred Units remain outstanding with the terms thereof materially unchanged or (2) if the Partnership is not the surviving entity in such transaction, interests in an entity having substantially the same rights and terms with respect to rights to distributions, voting, redemption and conversion as the Series D Preferred Units are exchanged or substituted for the Series D Preferred Units without any income, gain, or loss expected to be recognized by the holder upon the exchange or substitution for federal income tax purposes (and with the terms of the Common Units or such other securities for which the Series D Preferred

Units (or the substitute or exchanged security therefor) are convertible or redeemable materially the same with respect to rights to distributions, voting, and redemption), (Y) any increase in the amount of the authorized Preferred Units or Common Units or the creation or issuance of any other series or class of Preferred Units or Common Units or any increase in the amount of Common Units or any other series of Preferred Units, in each case so long as such Units rank on a parity with or junior to the Series D Preferred Units with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership and (Z) the dissolution, liquidation and/or winding up of the Partnership.

         The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Units shall have been converted or redeemed.

         For purposes of the foregoing provisions of this Section 4, each Series D Preferred Unit shall have one (1) vote.

         Except as otherwise required by applicable law or as set forth herein, the Series D Preferred Units shall not have any voting rights or powers and the consent of the holders thereof shall not be required for the taking of any action.

         5.       DISTRIBUTIONS.

         (a) With respect to each Distribution Period and subject to the rights of the holders of Preferred Units ranking senior to or on parity with the Series D Preferred Units, the holders of Series D Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of assets of the Partnership legally available for the payment of distributions, quarterly cumulative cash distributions in an amount per Series D Preferred Unit equal to the greater of (i) $0.8125 (the "Base Quarterly Distribution") and (ii) the amount of the regular quarterly cash distribution for such Distribution Period upon the number of Common Units (or portion thereof) into which such Series D Preferred Unit is then convertible in accordance with Section 7 of this Schedule
A. Notwithstanding anything to the contrary contained herein, the amount of distributions described under each of clause (i) and (ii) of this paragraph for the initial Distribution Period, or any other period shorter than a full Distribution Period, shall be prorated and computed on the basis of twelve 30-day months and a 360-day year. Such distributions shall, with respect to each Series D Preferred Unit, accrue from its issue date, whether or not in, or with respect to, any Distribution Period or Periods (A) the distributions described above are declared, (B) the Partnership is contractually prohibited from paying such distributions or (C) there shall be assets of the Partnership legally available for the payment of such distributions. The distributions upon the Series D Preferred Units for each Distribution Period shall, if and to the extent declared or authorized by the General Partner on behalf of the Partnership, be paid in arrears (without interest or other amount) on the Distribution Payment Date with respect thereto, and, if not paid on such date, shall accumulate, whether or not in, or with respect to, any Distribution Period or Periods (X) the distributions are declared, (Y) the Partnership is contractually prohibited from paying such distributions or (Z) there shall be assets of the Partnership legally available for the payment of such distributions. The record date for distributions upon the Series D Preferred Units for any Distribution Period shall be the same as the record date for the distributions upon the Common Units for such Distribution Period (or, if no such record date is set for the Common Units, the fifteenth day of the calendar month in which the applicable Distribution Payment Date falls if prior to such Distribution Payment Date; otherwise, the fifteenth day of the immediately preceding calendar month). Accumulated and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any Distribution Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the General Partner. Any distribution payment made upon the Series D Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such Units which remains payable. No interest, or sum of money in lieu of interest, shall be owing or payable in respect of any distribution payment or payments on the Series D Preferred Units, whether or not in arrears.

         (b) No distribution on the Series D Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any bona fide agreement of the Partnership, including any agreement relating to bona fide indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law (and such failure to pay distributions on the Series D Preferred Units shall prohibit other distributions by the Partnership as described in Sections 5(c) or (d) of this Schedule A). Notwithstanding the foregoing, distributions on the Series D Preferred Units shall accumulate as provided herein whether or not any of the foregoing restrictions exist.

         (c) Except as provided in Section 5(d) of this Schedule A, so long as any Series D Preferred Units are outstanding, (i) no distributions (other than in Common Units or other Units ranking junior to the Series D Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership) shall be declared or paid or set apart for payment upon the Common Units or any other class or series of partnership interests in the Partnership or Units ranking, as to payment of distributions or amounts distributable upon liquidation, dissolution or winding-up of the Partnership, on a parity with or junior to the Series D Preferred Units, for any period and (ii) no Common Units or other Units ranking junior to or on a parity with the Series D Preferred Units as to payment of distributions or amounts upon liquidation, dissolution or winding-up of the Partnership shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Units) by the Partnership (except by conversion into or exchange for other Units ranking junior to the Series D Preferred Units as to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Partnership or by redemptions pursuant to Rights Agreements) unless, in the case of either clause
(i) or (ii), full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Units for all Distribution Periods ending on or prior to the distribution payment date for the Common Units or such other class or series of Unit or the date of such redemption, purchase or other acquisition.

         (d) When distributions are not paid in full (or a sum sufficient for such full payment is not set apart for such payment) upon the Series D Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series D Preferred Units, all distributions declared upon the Series D Preferred Units and any other partnership interests in the Partnership or Units ranking on a parity as to payment of distributions with the Series D Preferred Units shall be declared pro rata so that the amount of distributions declared per Unit of Series D Preferred Units and such other partnership interests in the Partnership or Units shall in all cases bear to each other the same ratio that accrued and unpaid distributions per Unit on the Series D Preferred Units and such other partnership interests in the Partnership or Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Units do not have cumulative distributions) bear to each other.

         (e) Holders of Series D Preferred Units shall not be entitled to any distributions, whether payable in cash, property or Units, in excess of the cumulative distributions described in Section 5(a) above.

         (f) For any quarterly period, any amounts paid with respect to the Series D Preferred Units in excess of the amount that would have been paid with respect to such Units for such period had they been converted into Common Units in accordance with the terms of Section 7 of this Schedule A are intended to constitute guaranteed payments within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of allocating Net Income and Net Loss or otherwise maintaining Capital Accounts.

         6.       LIQUIDATION PREFERENCE.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Common Units or any other partnership interests in the Partnership or Units ranking junior to the Series D Preferred Units as to the distribution of assets upon the liquidation, dissolution or winding-up of the Partnership, the holders of the Series D Preferred Units shall, with respect to each such Unit, be entitled to receive, out of the assets of the Partnership available for distribution to Partners after payment or provision for payment of all debts and other liabilities of the Partnership and subject to the rights of the holders of any series of Preferred Units ranking senior to or on parity with the Series D Preferred Units with respect to payment of amounts upon liquidation, dissolution or winding-up of the Partnership, an amount equal to $50, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution (including all accumulated and unpaid distributions). If, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series D Preferred Units are insufficient to pay in full the preferential amount aforesaid on the Series D Preferred Units and liquidating payments on any other Units or partnership interests in the Partnership of any class or series ranking, as to payment of distributions and amounts upon the liquidation, dissolution or winding-up of the Partnership, on a parity with the Series D Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Units and any such other Units or partnership interests in the Partnership ratably in accordance with the respective amounts that would be payable on such Series D Preferred Units and such other Units or partnership interests in the Partnership if all amounts payable thereon were paid in full. For the purposes of this
Section 6, none of (i) a consolidation or merger of the Partnership with or into another entity, (ii) a merger of another entity with or into the Partnership or
(iii) a sale, lease or
conveyance of all or substantially all of the Partnership's assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Partnership.

         (b) Written notice of such liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

         (c) After payment of the full amount of liquidating distributions to which they are entitled as provided in Section 6(a) of this Schedule A, the holders of Series D Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.

         7. CONVERSION. Holders of Series D Preferred Units shall have the right to convert all or a portion of such Units into Common Units, as follows:

         (a) A holder of Series D Preferred Units shall have the right, at such holder's option, at any time, to convert any whole number of Series D Preferred Units into fully paid and non-assessable Common Units; provided, however, that the conversion right may not be exercised at any one time by a holder of Series D Preferred Units with respect to less than 1,000 Series D Preferred Units (or all the Series D Preferred Units then owned by such holder if such holder owns less than 1,000 Series D Preferred Units). Each Series D Preferred Unit shall be convertible into the number of Common Units determined by dividing (i) the $50 base liquidation preference per Series D Preferred Unit, plus an amount equal to all accumulated and unpaid distributions (whether or not earned or declared) with respect thereto by (ii) a conversion price of $33.151875 per Common Unit (equivalent to an initial conversion rate of 1.508210 Common Units for each Series D Preferred Unit), subject to adjustment as described in Section 7(c) hereof (the "Conversion Price").

         (b) To exercise the conversion right, the holder of each Series D Preferred Unit to be converted shall execute and deliver to the General Partner, at the principal office of the Partnership, a written notice (the "Conversion Notice") indicating that the holder thereof elects to convert such Series D Preferred Unit and containing representations and warranties of such holder that
(i) such holder has good and marketable title to such Series D Preferred Unit, free and clear of all liens, claims and encumbrances, (ii) such holder is an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters such that such holder is capable of evaluating the merits and risks of receiving and owning the Common Units that may be issued to it in exchange for such Series D Preferred Unit, (iii) such holder is able to bear the economic risk of such ownership and (iv) such Common Units to be acquired by such holder pursuant to this Agreement would be acquired by such holder for its own account, for investment purposes only and not with a view to, and with no present intention of, selling or distributing the same in violation of federal or state securities laws. Unless the Units issuable on conversion are to be issued in the same name as the name in which such Series D Preferred Unit is registered, each Series D Preferred Unit surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Partnership, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

         As promptly as practicable after delivery of the Conversion Notice as aforesaid, the Partnership shall amend the Partnership Agreement to reflect the conversion and the issuance of Common Units issuable upon the conversion of such Series D Preferred Units in accordance with the provisions of this Section 7. In addition, the Partnership shall deliver to the holder at its address as reflected on the records of the Partnership, a copy of such amendment.

         A holder of Series D Preferred Units at the close of business on the record date for any Distribution Period shall be entitled to receive the distribution payable on such Units on the corresponding Distribution Payment Date notwithstanding the conversion of such Series D Preferred Units following such record date and prior to such Distribution Payment Date and shall have no right to receive any distribution for such Distribution Period in respect of the Common Units into which such Series D Preferred Units were converted. Except as provided herein, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted Series D Preferred Units or for distributions on the Common Units that are issued upon such conversion. In the event that a holder of Series D Preferred Units converts its Series D Preferred Units into Common Units on or prior to the record date for the initial Distribution Period, the distribution for such Distribution Period in respect of such Common Units shall be prorated and computed on the basis of twelve 30-day months and a 360-day year.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Conversion Notice is received by the Partnership as aforesaid, and the person or persons in whose name or names any Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Units at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Units have been surrendered and such notice received by the Partnership.

         Notwithstanding anything to the contrary contained herein, all holders of Preferred Units shall be deemed to have delivered a Conversion Notice (and therefore exercised their conversion rights effective as of the time specified in the next sentence) as to all Series D Preferred Units if (a) with respect to any period of 90 consecutive calendar days following the Tenth Anniversary Date, the Common Unit Value exceeds on each trading day during such 90-day period the Conversion Price then in effect and (b) the amount of the distribution (as calculated in accordance with Section 5(a)(ii) of this Schedule A) for each of the four (4) Relevant Distribution Periods upon the number of Common Units (or portion thereof) into which a Series D Preferred Unit is then convertible in accordance with this Section 7 exceeds the Base Quarterly Distribution. The forced conversion referred to in this paragraph shall be effective at the close of business on the Distribution Payment Date for the last Relevant Distribution Period.

         (c) The Conversion Price shall be adjusted from time to time as follows:

                  (i) If the Partnership shall, after the date on which the Series D Preferred Units are first issued (the "Issue Date"), (A) pay or make a distribution to holders of its partnership interests or Units in Common Units, (B) subdivide its outstanding Common Units into a greater number of Units or distribute Common Units to the holders thereof, (C) combine its outstanding Common Units into a smaller number of Units, or (D) issue any partnership interests or Units by reclassification of its Common Units, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders entitled to receive such distribution or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series D Preferred Unit thereafter surrendered for conversion shall be entitled to receive the number of Common Units or other partnership interests or securities that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series D Preferred Unit been converted immediately prior to the close of business on the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection
         (g) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                  (ii) If the Partnership shall issue after the Issue Date rights, options or warrants to all holders of Common Units entitling them to subscribe for or purchase Common Units (or securities convertible into or exchangeable for Common Units) at a price per Unit less than the Fair Market Value per Common Unit on the record date for the determination of holders of Common Units entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the day fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of Common Units that the aggregate proceeds to the Partnership from the exercise of such rights, options or warrants for Common Units would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Units outstanding at the close of business on the date fixed for such determination and (B) the number of additional Common Units offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (g) below). In determining whether any rights, options or warrants entitle the holders of Common Units to subscribe for or purchase Common Units at less than the Fair Market Value, there shall be taken into account any consideration received by the Partnership upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of the General Partner.

                  (iii) If the Partnership shall distribute after the Issue Date to all holders of Common Units any other securities or evidences of its indebtedness or assets (excluding those rights, options, warrants, securities and other assets referred to in and treated under subsection (i) or (ii) above, and excluding distributions paid exclusively in cash) (any of the foregoing being hereinafter in this subsection (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Units entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Unit on the record date mentioned below less the then fair market value (as determined in good faith by the Board of the General Partner) of the portion of the Securities so distributed applicable to one Common Unit, and the denominator of which shall be the Fair Market Value per Common Unit on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection (g) below) the record date for the determination of holders of Common Units entitled to receive such distribution. For the purposes of this subsection (iii), a distribution in the form of a Security, which is distributed not only to the holders of the Common Units on the date fixed for the determination of holders of Common Units entitled to such distribution of such Security, but also is distributed with each Common Unit delivered to a person converting a Series D Preferred Unit after such determination date (together with distributions thereon paid to the holders of Common Units prior thereto), shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series D Preferred Unit would no longer be entitled to receive such Security with a Common Unit, a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the date fixed for the determination of the holders of Common Units entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                  (iv) Notwithstanding the foregoing, no adjustment shall be made pursuant to the preceding clauses (ii) and (iii) that would result in an increase in the Conversion Price. No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Units. Notwithstanding any other provisions of this Section 7, the Partnership shall not be required to make any adjustment to the Conversion Price for the issuance of (i) any Common Units pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Partnership and the investment of additional optional amounts in Common Units under such plan or (ii) any options, rights or Common Units pursuant to or on account of any unit or stock option, unit or stock purchase or any unit or stock-based compensation plan maintained by the Partnership or the General Partner. All calculations under this
         Section 7 shall be made to
         the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a Unit (with .05 of a Unit being rounded upward), as the case may be.

         (d)  If the Partnership shall be a party to any transaction
(including, without limitation, a merger, consolidation, entity conversion, unit exchange, self tender offer for all or substantially all of the Common Units, sale of all or substantially all of the Partnership's assets or recapitalization of the Common Units or other business combination or reorganization and excluding any transaction as to which subsection (c)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Units shall be exchanged for or converted into partnership interests, shares, stock, securities or other property (including cash or any combination thereof), each Series D Preferred Unit which is not converted into the right to receive partnership interests, shares, stock, securities or other property in connection with such Transaction (and thus remains outstanding) shall thereafter be convertible into the kind and amount of partnership interests, shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series D Preferred Unit (including all distributions (whether or not earned or declared) accumulated and unpaid thereon) was convertible immediately prior to such Transaction, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such transaction the General Partner shall give prompt written notice to each Series D Preferred Unit holder of such election, and each Series D Preferred Unit holder shall also have the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Series D Preferred Unit held by such holder following consummation of such Transaction. If a holder of Series D Preferred Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Series D Preferred Unit held by such holder (or by any of its transferees) the same consideration that a holder of that number of Common Units into which one Series D Preferred Unit was convertible immediately prior to such Transaction would receive if such Common Unit holder failed to make such an election. The Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection
(d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series D Preferred Units that will contain provisions enabling the holders of Series D Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Common Units at the Conversion Price in effect immediately prior to such Transaction (with the holder having the option to elect the type of consideration if a choice is offered in the Transaction as specified above). The provisions of this subsection (d) shall similarly apply to successive Transactions.

         (e)  If:

                  (i) the Partnership shall authorize the granting to the holders of the Common Units of rights, options or warrants to subscribe for or purchase any Units of any class or any other rights, options or warrants; or

                  (ii) there shall be any reclassification of the Common Units (other than as described in clause (c)(i) of this Section 7) or any consolidation or merger to which the Partnership is a party and for which approval of any partners of the Partnership is required, involving the conversion or exchange of Common Units into securities or other property, or a unit exchange involving the conversion or exchange of Common Units into securities or other property, a self tender offer by the Partnership for all or substantially all of the Common Units, or the sale or transfer of all or substantially all of the assets of the Partnership as an entirety; or

                  (iii) there shall occur the voluntary or involuntary liquidation, dissolution or winding-up of the Partnership,

then the Partnership shall cause to be mailed to the holders of the Series D Preferred Units at their addresses as shown on the records of the Partnership, as promptly as possible a notice stating (A) the date on which a record is to be taken for the purpose of such distribution of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Units of record to be entitled to such distribution of rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Units of record shall be entitled to exchange their Common Units for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

         (f) Whenever the Conversion Price is adjusted as herein provided, the Partnership shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series D Preferred Unit at such holder's last address as shown on the records of the Partnership.

         (g) In any case in which subsection (c) of this Section 7 provides that an adjustment shall become effective on the date next following the record date for an event, the Partnership may defer until the occurrence of such event issuing to the holder of any Series D Preferred Unit converted after such record date and before the occurrence of such event the additional Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Common Units issuable upon such conversion before giving effect to such adjustment.

         (h) For purposes of this Section 7, the number of Common Units at any time outstanding shall not include any Common Units then owned or held by or for the account of the Partnership. The Partnership shall not make any distribution on Common Units held in the treasury of the Partnership.

         (i) If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

         (j) If the Partnership shall take any action affecting the Common Units, other than action described in this Section 7, that in the reasonable judgment of the Partnership would materially affect the conversion rights of the holders of the Series D Preferred Units, the Conversion Price for the Series D Preferred Units may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the General Partner, determines to be equitable in the circumstances.

         (k) The Partnership covenants that Common Units issued upon conversion of the Series D Preferred Units shall be validly issued, fully paid and non-assessable and the holder thereof shall be entitled to rights of a holder of Common Units specified in the Partnership Agreement. Prior to the delivery of any securities that the Partnership shall be obligated to deliver upon conversion of the Series D Preferred Units, the Partnership shall endeavor to comply with all federal and state laws and regulations in respect thereof.

         (l) The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Units or other securities or property on conversion of the Series D Preferred Units pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Units or other securities or property in a name other than that of the holder of the Series D Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

         (m) Notwithstanding anything to the contrary contained herein, (i) the adjustment provisions contained in this Section 7 shall be applied so that there is no duplication of adjustments made pursuant to any other document and (ii) no adjustment under any provision hereof shall be made on account of (A) the stock split approved by the stockholders of the General Partner on November 20, 2003 or (B) the split of the Common Units provided for in the Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 20, 2003.